International Battery Metals Ltd. Reports Third Quarter Fiscal Year 2026 Financial Results

Continued Advancement Towards Commercial Positioning of Modular Direct Lithium Extraction (DLE) Technology

Vancouver, British Columbia & Houston, Texas--(BUSINESS WIRE)-- International Battery Metals Ltd. (“IBAT” or the “Company”) (TSXV: IBAT) & (OTCQB: IBATF), an advanced technology provider of modular direct lithium extraction (DLE) systems, today reported financial results for its third quarter fiscal year 2026, ended December 31, 2025.

Joseph Mills, Chief Executive Officer of IBAT, commented:

“The third quarter was about focus and execution. Over the past several months, we have focused on where the lithium market is, what customers actually need and how IBAT fits into that supply framework. Demand for lithium continues to grow, governments are prioritizing secure supply chains, and resource owners are becoming more disciplined in how they move projects forward. In that environment, technology alone is not enough. Customers want reliable partners who can deliver efficient solutions and partner with them for the long term."

“Our modular DLE (MDLE) plant has already operated in the field, and that experience is a differentiator for IBAT. We understand what works, what needs refinement and how to engineer the next deployment more efficiently. At the same time, we are being thoughtful about how we structure our commercial agreements. We are evaluating licensing, cost-plus deployments and strategic participation models that position us for long-term value creation. Our goal is straightforward. Secure commercial deployments, execute with discipline and build IBAT into a durable partner in the evolving lithium supply chain.”

Third Quarter Fiscal Year 2026 Business Highlights

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Continued brine testing and technical evaluation activities with prospective customers in the United States, Argentina and the Middle East;
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Company focused on commercial discussions including the deployment of the existing MDLE plant;
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Maintained disciplined cost structure while prioritizing customer engagement and proposal development;
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Continued positioning of IBAT’s modular DLE technology as a scalable component within a broader lithium production flowsheet;
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Raised an additional $2.0 million of new equity financing.

Management remains focused on securing one or more commercial deployments aligned with its overall commercial strategy.

Third Quarter Financial Highlights (fiscal year 2026 versus fiscal year 2025)

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Revenue: $30,000 compared to ($4,000), reflecting service revenue from brine testing activities.
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Operating Costs (excluding depreciation): $450,000 compared to $468,000.
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Selling, General and Administrative Expenses (excluding depreciation): $1.8 million compared to $2.1 million.
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Operating Loss: ($3.0) million compared to ($3.3) million.
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Change in Fair Value of Warrant Liability: $3.8 million gain compared to a ($7.6) million loss.
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Net Income and Diluted Earnings Per Share (EPS): $0.8 million, or $0.00 per share, compared to a net loss of ($10.9) million, or ($0.04) per share.
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Cash: $9.1 million as of December 31, 2025, compared to $10.7 million at March 31, 2025.

Conference Call Information

The Company will host a conference call tomorrow, Thursday, February 26, 2026, at 11:00 a.m. Eastern Time to discuss financial and operational results.

Dial-in and Webcast Information

Date/Time: Thursday, February 26 at 11:00 a.m. Eastern Time

Toll-Free (North America): (800) 715-9871

Toll/International: +1 (646) 307-1963

Conference Call ID: 8716727

Webcast Link: https://app.webinar.net/P7qXNw8E52b

EasyConnect 'Dial-Me In':

Participants visit the address https://registrations.events/easyconnect/8716727/recAHzvY1JZfBaJq0/ and enter their details. The system will dial out to them and connect them into the conference. They do not need to pre-register for this service.

Replay Information

Toll-Free (North America) +1 (800) 770-2030

Toll/International: +1(609) 800-9909

Conference Call ID: 8716727

Expiration: Replay will expire on Thursday, March 12, 2026, 11:59 p.m. Central Time.

About International Battery Metals Ltd.

International Battery Metals Ltd. is a direct lithium extraction technology company focused on advancing the development of lithium from brine resources. The Company delivers a proprietary DLE process through a modular plant design and architecture built around its media and column systems. Depending on customer requirements, IBAT integrates its DLE process into existing customer flowsheets or specifications or delivers a full flowsheet solution using its proprietary DLE design in conjunction with strategic partnerships. With operational field deployment experience, International Battery Metals is positioned to support the next phase of lithium project development as global battery demand continues to expand. The Company is headquartered in Houston, Texas.

Special Note Regarding Forward-Looking Statements

This press release and our earning call include information regarding the Company’s future financial and operational performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Section 21E of the Exchange Act and forward-looking information within the meaning of Canadian provincial and territorial securities laws. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. All statements other than statements of historical fact included in this quarterly report regarding the prospects of the Company’s industry or its prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “plans,” “expects,” “does not expect,” “is expected,” “look forward to,” “budget,” “scheduled,” “estimates,” “forecasts,” “will continue,” “intends,” “the intent of,” “have the potential,” “anticipates,” “does not anticipate,” “believes,” “should,” “should not,” or variations of such words and phrases that indicate that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “be taken,” “occur,” “be achieved,” or the negative of these terms or variations of them or similar terms and include, without limitation, statements regarding our expectations or beliefs regarding:

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our expectations regarding industry demand for lithium;
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our beliefs regarding demand for our current MDLE Plant and MDLE Plant technology;
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our strategies for attracting customers and deploying our MDLE Plant; and
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our expectations regarding the amount and timing of our future financing requirements and fund raising process.

Our forward-looking statements, included in this quarterly report and elsewhere, represent management’s expectations as of the date that they are made and we undertake no obligation to update these statements. Our forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include those risks set forth in our SEC filings and risks related to:

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industry demand and market prices for lithium;
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our ability to attract and negotiate a definitive agreement with a customer for our current MDLE Plant;
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our ability to customize the MDLE Plant to meet the needs of a customer, including our ability to fund such customizations;
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our ability to protect our intellectual property rights in our technology;
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the success or failure of management’s efforts to continue to develop the next generation of our MDLE Plant technology;
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rapid technological change that could cause our technology to become obsolete or not cost-effective;
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the loss of key members of our management team;
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our ability to expand in existing and new markets; and
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our ability to obtain adequate or timely funding to operate our business and meet our future capital expenditure requirements.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

International Battery Metals Ltd.

Condensed Consolidated Balance Sheets

As of December 31, 2025 and March 31, 2025

(In thousands)

	December 31,	March 31,
	2025	2025
	(Unaudited)
ASSETS
Current assets
Cash	$9,129	$10,737
Accounts receivable	474	459
Inventory	1,061	1,061
Other current assets	303	273
Total current assets	10,967	12,530

Plant and Equipment, net	27,346	28,450
Intangible assets, net	2,459	3,266
Right of use asset	164	232
Total assets	$40,936	$44,478

Current liabilities
Accounts payable	$798	$1,293
Accrued liabilities	503	533
Obligation to issue shares, related party	-	679
Lease obligation, current	97	89
Total current liabilities	1,398	2,594

Warrant liability	6,084	15,151
Lease obligation, long-term	70	143
Total liabilities	7,552	17,888

Commitments and contingencies

Shareholders' equity
Share capital, no par, 316,573 and 268,993 common shares issued and outstanding, respectively, as of December 31, 2025 and March 31, 2025	67,530	66,156
Accumulated deficit	(34,146)	(39,566)
Total shareholders' equity	33,384	26,590
Total liabilities and shareholders' equity	$40,936	$44,478

International Battery Metals Ltd.

Condensed Consolidated Statements of Income (Loss)(Unaudited)

For the Three and Nine Months Ended December 31, 2025 and 2024

(In thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
REVENUE
Service	$30	$-	$101	$-
Reimbursable	-	(4)	-	881
Total Revenue	30	(4)	101	881

COST OF REVENUE	22	-	34	-
GROSS MARGIN	8	(4)	67	881

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	450	468	1,559	2,543
Selling, general and administrative expenses, excluding depreciation	1,800	2,097	6,274	6,725
Reimbursable expenses	-	(4)	-	881
Amortization of intangible assets	269	269	807	807
Depreciation	503	499	1,505	1,057
Operating loss	(3,014)	(3,333)	(10,078)	(11,132)
Excess fair value of warrants over private placement proceeds	-	-	-	(659)
Loss on warrants modification	-	-	(2,444)	-
Change in fair value of warrant liability	3,768	(7,576)	17,939	7,945
Other income	-	-	3	-
Net income (loss) before income tax provision	754	(10,909)	5,420	(3,846)
Net income (loss)	$754	$(10,909)	$5,420	$(3,846)

Net income (loss) and comprehensive (loss) income per share, basic	$0.00	$(0.04)	$0.02	$(0.02)
Net income (loss) and comprehensive income (loss) per share, diluted	$0.00	$(0.04)	$0.02	$(0.02)

Weighted average shares outstanding, basic	306,233	242,908	288,150	236,966
Weighted average shares outstanding, diluted	310,685	242,908	290,337	236,966